EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S. C. SECTION 1350

The undersigned hereby certifies that the Form 10-Q Quarterly Report of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. (collectively, the “Company”) for the quarterly period ended March 31, 2010 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2010	By:	/s/ Gary L. Carano
Gary L. Carano, Chief Executive Officer of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp.